Exhibit 99.(12)

[Letterhead of Shearman & Sterling LLP]

, 2009

SP Aggressive Growth Asset Allocation Portfolio

SP Balanced Asset Allocation Portfolio

SP Conservative Asset Allocation Portfolio

Diversified Conservative Growth Portfolio,

each a portfolio of The Prudential Series Fund

AST Aggressive Asset Allocation Portfolio

AST Balanced Asset Allocation Portfolio

AST Preservation Asset Allocation Portfolio,

each a portfolio of Advanced Series Trust

Gateway Center Three

100 Mulberry Street

Newark, NJ 07102-4077

Ladies and Gentlemen:

We are acting as special tax counsel to The Prudential Series Fund (“PSF”) and Advanced Series Trust (“AST”) in connection with the proposed transfer of all of the assets of PSF-SP Aggressive Growth Asset Allocation Portfolio, PSF-SP Balanced Asset Allocation Portfolio, PSF-SP Conservative Asset Allocation Portfolio, and PSF-Diversified Conservative Growth Portfolio, each a portfolio of PSF (each, a “Target Portfolio”), to AST Aggressive Asset Allocation Portfolio, AST Balanced Asset Allocation Portfolio, AST Preservation Asset Allocation Portfolio, and AST Preservation Asset Allocation Portfolio respectively, each a portfolio of AST (each, an “Acquiring Portfolio”), in exchange for shares of the relevant Acquiring Portfolio and the assumption by such Acquiring Portfolio of the relevant Target Portfolio’s liabilities, if any, pursuant to the proposed Agreement and Plan of Reorganization, filed as an exhibit to the Prospectus (as defined below), by and between AST, on behalf of the Acquiring Portfolios, and PSF, on behalf of the Target Portfolios (the “Plan”).  Each transaction between an Acquiring Portfolio and the relevant Target Portfolio contemplated by the Plan is referred to herein as a “Reorganization.”  All capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Plan.  Unless otherwise specifically indicated, all “Section” references are to the Internal Revenue Code of 1986, as amended and currently in effect (the “Code”).  In connection with the filing of AST’s Registration Statement on Form N-14, as amended and supplemented to date (the “Registration Statement”), you have asked for our opinion regarding certain United States federal income tax consequences of the Reorganizations.

We have examined the Registration Statement relating, among other things, to the shares of each Acquiring Portfolio to be offered in exchange for the assets of the relevant Target Portfolio, and containing the Proxy Statement and Prospectus relating to the Reorganizations (the “Prospectus”), filed with the Securities and Exchange Commission (the “Commission”) on July 20, 2009 pursuant to the provisions of the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations of the Commission thereunder.  In addition, in connection with rendering the opinion expressed herein, we have examined originals or copies of such other documents, records and instruments as we have deemed necessary or appropriate for the purpose of rendering this opinion, including the form of the Plan attached as an exhibit to the Prospectus.

In our examination of the foregoing documents, we have assumed the genuineness of all signatures, the authority of each signatory, the due execution and delivery of all documents by all parties, the authenticity of all agreements, documents, certificates and instruments submitted to us as originals, the conformity in all material respects of the Plan as executed and delivered by the parties with the form of the Plan attached as an exhibit to the Prospectus, and the conformity with originals of all agreements, documents, certificates and instruments submitted to us as copies.

In connection with rendering our opinion, we have further assumed that the transactions contemplated by the Plan will be consummated in accordance therewith and as described in the Prospectus and that the information in the Prospectus is true, correct and complete in all material respects.  We have relied on the representations made on behalf of the Acquiring Fund and the Acquired Fund in an Officer’s Certificate, dated                     , 2009, and we have assumed that such representations are, and will continue to be, true, correct and complete in all material respects.

Based upon the foregoing, in reliance thereon and subject thereto, and based upon the Code, the Treasury regulations promulgated thereunder, judicial decisions, revenue rulings and revenue procedures of the Internal Revenue Service (the “IRS”), and other administrative pronouncements, all as in effect on the date hereof, we are of the opinion that the Reorganizations contemplated by the Plan should constitute tax-free transactions for United States federal income tax purposes.  Specifically, with respect to each Reorganization (references to a shareholder of either an Acquiring Portfolio or a Target Portfolio refer to the life insurance company that issued the variable annuity contract or variable life insurance policy of which the relevant Acquiring Portfolio or Target Portfolio serves as an underlying fund):

1.             The transfer by the Target Portfolio of all of its assets to the Acquiring Portfolio, in exchange solely for Acquiring Portfolio shares, the assumption by the Acquiring Portfolio of all of the liabilities of the Target Portfolio, and the distribution of the Acquiring Portfolio shares to the shareholders of the Target Portfolio in complete liquidation of the Target Portfolio, should be tax-free to the shareholders of the Target Portfolio.

2.             The shareholders of the Target Portfolio should not recognize gain or loss upon the exchange of all of their shares solely for Acquiring Portfolio shares, as described in the Prospectus and the Plan.

3.             No gain or loss should be recognized by the Target Portfolio upon the transfer of its assets to the Acquiring Portfolio in exchange solely for Acquiring Portfolio shares and the assumption by the Acquiring Portfolio of the liabilities, if any, of the Target Portfolio.  In addition, no gain or loss should be recognized by the Target Portfolio on the distribution of such Acquiring Portfolio shares to the shareholders of the Target Portfolio (in liquidation of the Target Portfolio).

4.             No gain or loss should be recognized by the Acquiring Portfolio upon the acquisition of the assets of the Target Portfolio in exchange solely for Acquiring Portfolio shares and the assumption of the liabilities, if any, of the Target Portfolio.

5.             The Acquiring Portfolio’s tax basis for the assets acquired from the Target Portfolio should be the same as the tax basis of these assets when held by the Target Portfolio immediately before the transfer, and the holding period of such assets acquired by the Acquiring Portfolio should include the holding period of such assets when held by the Target Portfolio.

6.             A Target Portfolio’s shareholder’s tax basis for the Acquiring Portfolio shares to be received by it pursuant to the Reorganization should be the same as its tax basis in the Target Portfolio shares exchanged therefor, reduced or increased by any net decrease or increase, as the case may be, in such shareholder’s share of the liabilities of the Portfolios as a result of the Reorganization.

7.             The holding period of the Acquiring Portfolio shares to be received by the shareholders of the Target Portfolio should include the holding period of their Target Portfolio shares exchanged therefor, provided such Target Portfolio shares were held as capital assets on the date of exchange.

No opinion is expressed as to any other matter, including the accuracy of the representations or the reasonableness of the assumptions relied upon by us in rendering the opinion set forth above.  Our opinion is based on current United States federal income tax law and administrative practice and we do not undertake to advise you as to any future changes in such law or practice that may affect our opinion unless we are specifically retained to do so.  Our opinion is not binding upon the IRS or a court and will not preclude the IRS or a court from adopting a contrary conclusion.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name and to any reference to our firm in the Registration Statement or in the Prospectus constituting a part thereof.  In giving such consent, we do not hereby admit that we are the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

RJB/FK
MBS